Exhibit 32.1
Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Annual Report on Form 10-K of Aviat Networks, Inc. (“Aviat Networks”) for the fiscal year ended June 27, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Peter A. Smith, the President and Chief Executive Officer, and Michael Connaway, Senior Vice President and Chief Financial Officer, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aviat Networks as of the dates and for the periods expressed in the Report

Date:	September 10, 2025	/s/ Peter A. Smith
		Name:	Peter A. Smith
		Title:	President and Chief Executive Officer

/s/ Michael Connaway
Name:	Michael Connaway
Title:	Senior Vice President and Chief Financial Officer